                                                                     EXHIBIT 9.1

                                VOTING AGREEMENT

                        THIS VOTING AGREEMENT (the "Agreement") is dated October 22, 1999, by and among East/West Communications, Inc., a Delaware corporation ("East West"), Omnipoint Corporation, a Delaware corporation ("Omnipoint"), and the entity set forth on Schedule I hereto (the "East West Stockholder").

                                    RECITALS

                        WHEREAS, concurrently herewith, East West and Omnipoint are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, East West will merge with and into Omnipoint (such merger, together with the related transactions contemplated in the Merger Agreement, being referred to herein as the "Merger");

                        WHEREAS, the East West Stockholder is the beneficial owner of the number of shares of East West capital stock set forth opposite the East West Stockholder's name in Schedule I hereto (the "East West Shares");

                        WHEREAS, approval of the Merger Agreement by the East West Stockholder is a condition to the consummation of the Merger; and

                        WHEREAS, as a condition to its entering into the Merger Agreement, Omnipoint has required that the East West Stockholder agree, and the East West Stockholder has agreed, to enter into this Agreement;

                                    AGREEMENT

                        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                        1. Definitions. Capitalized terms used herein and not otherwise defined have the meaning ascribed to such terms in the Merger Agreement.

                        2.          Agreement to Vote by East West Stockholder.

                                    a.          The East West Stockholder hereby
agrees, either (i) to attend the East West stockholders' meeting (if such meeting is held), in person or by proxy or (ii) by written consent, to vote (or cause to be voted) all East West Shares, and any other voting securities of East West, beneficially owned by the East West Stockholder (whether issued heretofore or hereafter) that the East West Stockholder owns or has the right to vote, in favor of adoption and approval of the Merger Agreement, the Merger, and any other matters necessary to consummate the transactions contemplated in the Merger Agreement. Such agreement to vote shall apply also to any adjournment or adjournments of the East West stockholders' meeting.

                                    b.          From and after the date hereof
through the earlier of the Effective Time and the termination of the Merger Agreement, the East West Stockholder hereby agrees not to sell, transfer, pledge, encumber or otherwise dispose of (collectively, "Transfer") any East West Shares beneficially owned by the East West Stockholder on the date hereof. Any such Transfer of East West Shares shall be null and void, and such transferee shall have no rights as a stockholder of East West.

                                    c.          To the extent inconsistent with
the foregoing provisions of this Section 2, the East West Stockholder hereby revokes any and all previous proxies granted by the East West Stockholder with respect to the East West Stockholder's East West Shares or any other voting securities of East West.

                        3. Representations and Warranties of East West and Omnipoint.

                                    a.          East West represents and
warrants to Omnipoint as follows: (i) each of this Agreement and the Merger Agreement has been approved by the Board of Directors of East West and (ii) each of this Agreement and the Merger Agreement has been duly executed and delivered by East West and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

                                    b.          Omnipoint represents and
warrants to East West and the East West Stockholder as follows: (i) each of this Agreement and the Merger Agreement has been approved by the Board of Directors of Omnipoint and (ii) each of this Agreement and the Merger Agreement has been duly executed and delivered by Omnipoint and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

                        4. Representations and Warranties of the East West Stockholder. The East West Stockholder represents and warrants to Omnipoint as follows: (i) this Agreement has been duly executed and delivered by the East West Stockholder and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles; and (ii) the East West Shares listed next to the name of the East West Stockholder on Schedule I hereto are the only voting securities of East West owned (beneficially or of record) by it.

                        5. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered and be in full force and effect. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

                        6.          Miscellaneous.

                                    a.          Notice.  All notices, requests
and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to East West, to it at:

East/West Communications, Inc.
350 Stuyvesant Avenue
Rye, New York  10580
Attention:  Victoria G. Kane
Phone:      (914) 921-6300
Fax:        (203) 629-3680

With a copy to:

Latham & Watkins
1001 Pennsylvania Avenue, N.W.
Suite 1300
Washington, D.C.  20004
Attention:  James Barker, Esq.
            Daniel T. Lennon, Esq.
Phone:      (202) 637-2200
Fax:        (202) 637-5265

if to any East West Stockholder, to it at the address set forth on Schedule I hereto;

if to Omnipoint, to it at:

Omnipoint Corporation
3 Bethesda Metro Center
Suite 400
Bethesda, Maryland 20814
Attention: Douglas G. Smith
Fax: 301-951-3591

with a copy to:

Piper & Marbury L.L.P.
1200 Nineteenth Street, N.W.
Washington, D.C.  20036

Attention: Edwin M. Martin, Jr., Esq.
Fax: (202) 233-2085

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

                                    b.          Amendments; No Waivers.

                                                (i) Subject to applicable law,
any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

                                                (ii) No failure or delay by any
party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                                    c.          Successors and Assigns.  This
Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including, without limitation, in the case of any corporate party hereto any corporate successor by merger or otherwise, and in the case of any individual party hereto any trustee, executor, heir, legatee or personal representative succeeding to the ownership of such party's shares of East West stock or other securities subject to this Agreement. Notwithstanding any Transfer of shares of East West stock, the transferor shall remain liable for the performance of all obligations of such transferor under this Agreement.

                                    d.          Governing Law.  This Agreement
shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

                                    e.          Jurisdiction.  Any suit, action
or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.a shall be deemed effective service of process on such party.

                                    f.          WAIVER OF JURY TRIAL.  EACH OF
THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY
JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                    g.          Counterparts; Effectiveness.
This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

                                    h.          Entire Agreement.  This
Agreement, together with the Merger Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.

                                    i.          Captions.  The captions herein
are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                                    j.          Severability.  If any term,
provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                                    k.          Specific Performance.  The
parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

                                    l.          Remedies Cumulative.  All
rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                                    m.          Limitation on Liability.  No
party hereto shall have any liability hereunder for any actions or omissions of any other party hereto.

                                    n.          Expenses.  Each party hereto
shall bear its own expenses incurred in connection with this Agreement.

                                    o.          Further Assurances.  Each party
hereto agrees that such party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would impair the ability of any party to effectuate, carry out or comply with all the terms of this Agreement.

                        [Signatures on following pages.]

                        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                           EAST/WEST COMMUNICATIONS, INC.

                                           By:  /s/ VICTORIA G. KANE
                                                    ----------------
                                                    Victoria G. Kane
                                                    Chief Executive Officer

                                           OMNIPOINT CORPORATION

                                           By:  /s/ DOUGLAS G. SMITH
                                                    ----------------
                                                    Douglas G. Smith
                                                    Chief Executive Officer

                                           EAST WEST STOCKHOLDER
                                           ---------------------
                                           [Class A Common Stockholders]

                                           AER FORCE COMMUNICATIONS, INC.

                                           By: /s/ VICTORIA G. KANE
                                                   ----------------
                                                   Victoria G. Kane
                                                   President

                                                                      SCHEDULE I

                              EAST WEST STOCKHOLDER
                              ---------------------


                                                      NUMBER AND CLASS
NAME AND ADDRESS OF STOCKHOLDER                       OF EAST WEST SHARES

Aer Force Communications, Inc.
350 Stuyvesant Avenue                                 1,779,301 shares of
Rye, New York  10580                                  Class B Common Stock
